UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2012

Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22723	90-0552874
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

250 N. Rock Rd., Suite 365

Wichita KS, 67206

(316) 201-1853

(Address and telephone number of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          Resignation of Director and Officer

On October 21, 2012, Mr. Dan Holladay, resigned from the Board of Directors (the “Board”) of American Petro-Hunter, Inc. (the “Company”) and as Vice President Operations of the Company.

(d)          Appointment of Director

On October 22, 2012, the Board appointed Mr. Lonnie J. McDade as a member of the Board to fill the vacancy created by the resignation of Mr. Holladay.

Mr. McDade has extensive experience in oil and gas operations and development. From 2002 to the present he has acted as President and CEO of Phoenix Energy, LLC, an exploitation company focused on applying the latest technology in oil and gas development to under-exploited assets. During that time period he also held positions with oil and gas technical consulting companies, The Scotia Group, where he served as Vice President from 2006 to 2008, The Heritage Group, where he served as Executive Director from 2008 to 2010, and the NPC Engineering Group, LLC, where he served as President from 2010 to 2012. From 1998 to 2002 he was with Deloitte Consulting where he represented numerous marquee clients in the energy industry and was responsible for building the firm’s oil and gas consulting practice. From 1988 to 1998, he worked for the British Petroleum Company, where he served as Director of Strategic Initiatives from 1994 to 1998. Mr. McDade graduated with honors from Mississippi State University with a BS in Petroleum Engineering, and received a degree in Advance Management from Duke University. Mr. McDade’s extensive knowledge and experience working with oil and gas companies will be extremely relevant to the Board.

There is no material plan, contract or arrangement (whether or not written) to which Mr. McDade is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. McDade, or any grant or award to Mr. McDade or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. McDade. Mr. McDade has not been named or, at the time of this Current Report, is not expected to be named to any committee of the board of directors.

Mr. McDade has not previously held any positions with the Company and there have been no related party transactions between Mr. McDade and the Company.  Mr. McDade has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. McDade had or will have a direct or indirect material interest.

Section 8 - Other Events

Item 8.01          Other Events.

On October 23, 2012, the Company issued a press release announcing the appointment of Mr. McDade as a Director and the resignation of Mr. Holladay as a Director and Vice President Operations. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits

Exhibit
No.	Description
99.1	Press Release

The information set forth in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

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Portions of this report constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: October 23, 2012	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer

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